                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
      (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

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Check the appropriate box:
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[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material under Rule 14a-12

                            MindArrow Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
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

FILED BY MINDARROW SYSTEMS, INC. (COMMISSION FILE NO.0-28403) PURSUANT TO RULE 14A-12 OF THE SECURITIES ACT OF 1934.

1. On January 18, 2001, MindArrow Systems, Inc., a Delaware corporation, issued the following press release:

FOR IMMEDIATE RELEASE

MindArrow Contact:                Media Contact:                    Twelve Horses Contact:
Sylvia Chansler                   Gina Ray / Bryan Sherlock         David Malone
MindArrow Systems                 The T&O Group                     Twelve Horses, Ltd.
949-215-8356                      949-224-4023                      011-353-1-240-2502
schansler@mindarrow.com           gray@topr.com /                   dmalone@twelvehorses.com
                                  bsherlock@topr.com


               MindArrow Systems Announces Proposed Acquisition
                            of Twelve Horses, Ltd.
       Combined Technologies would Enhance Sales & Marketing Efforts and
    CRM Applications by Integrating Online and Print Communication Options; Proposed Acquisition Would Expand MindArrow's Global Presence into Europe

ALISO VIEJO, Calif., Jan. 18, 2001 - MindArrow Systems, Inc. (Nasdaq: ARRW), a provider of web-based ASP solutions that enable the delivery and tracking of targeted, multimedia communications over the Internet, today announced a non-binding letter of intent to acquire Twelve Horses, Ltd., a privately-held company based in Dublin, Ireland, that provides innovative messaging solutions through strategic literature-distribution processes.

Under the proposed terms of the acquisition, shareholders and option holders of Twelve Horses would receive common stock and/or options to purchase common stock of MindArrow Systems representing approximately 29% of the outstanding common stock of MindArrow Systems on a fully diluted basis, after giving effect to the proposed acquisition. Completion of the acquisition is subject to entering a definitive agreement with Twelve Horses and its shareholders and to the satisfactory completion of due diligence and other conditions to closing, including, but not limited to, approval by MindArrow's shareholders, and regulatory approvals, including regulatory approval in Ireland. Pursuant to the letter of intent, Robert Webber, president and chief executive officer of MindArrow, would continue in these positions for the combined entity, and David Malone, CEO of Twelve Horses, would join the MindArrow board of directors as executive chairman, and would assume the position of managing director, MindArrow Europe.

"These two companies fit very well together strategically and operationally. By combining MindArrow's rich media messaging technologies with Twelve Horses' electronic and print document management solutions, our clients will be able to communicate with their customers, prospects and stakeholders using many different media and delivery methods - from interactive video or animations delivered via the Internet to personalized, on-demand documents delivered via fax or mail," said Robert Webber, CEO of MindArrow. "Additionally, the acquisition should accelerate our revenue growth, expand our customer base, and enable more rapid expansion into the European market."

"We anticipate that this union will provide organizations with a powerful tool that will extend the core functionality of their CRM applications to improve communications with their customers in an informative, entertaining, and engaging manner," added David Malone, CEO of Twelve Horses. "Until now, companies have traditionally deployed separate processes and systems for communicating online and offline. The combination of Twelve Horses and MindArrow's technologies provides a single platform that allows companies to transition seamlessly from higher cost printed materials to more engaging and cost-effective digital communications, while delivering those communications in various different formats."

It is anticipated that MindArrow's headquarters will remain in Southern California, with regional offices in Salt Lake City, Utah, and New York. European operations will be based in Dublin, Ireland, with Asia-Pacific operations conducted primarily through Fusionactive, Ltd., MindArrow's subsidiary located in Hong Kong.

THIS MATERIAL IS NOT A SUBSTITUTE FOR THE PROXY STATEMENT MINDARROW SYSTEMS WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS ARE URGED TO READ THAT DOCUMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY MINDARROW SYSTEMS WILL BE AVAILABLE FREE OF CHARGE AT THE SEC'S WEBSITE (WWW.SEC.GOV) AND FROM MINDARROW SYSTEMS.

MINDARROW SYSTEMS, ITS DIRECTORS, AND CERTAIN OF ITS EXECUTIVE OFFICERS MAY BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF PROXIES IN CONNECTION WITH THE PROPOSED ACQUISITION. INFORMATION CONCERNING MINDARROW SYSTEMS' DIRECTORS AND EXECUTIVE OFFICERS CAN BE FOUND IN THE DOCUMENTS FILED BY MINDARROW SYSTEMS WITH THE SEC. ADDITIONAL INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION WILL BE CONTAINED IN THE PROXY STATEMENT.

THIS DOCUMENT IS NOT A PROSPECTUS WITHIN THE MEANING OF THE IRISH COMPANIES ACTS 1963 - 1999, OR FOR THE PURPOSES OF THE EUROPEAN COMMUNITIES (TRANSFERABLE SECURITIES AND STOCK EXCHANGE) REGULATIONS, 1992. THIS DOCUMENT IS IN NO WAY TO BE CONSTRUED AS A PUBLIC OFFER OF SHARES FOR PURCHASE OR SUBSCRIPTION.

About MindArrow Systems

MindArrow Systems, Inc., with headquarters in Aliso Viejo, Calif., enables the intelligent delivery and tracking of targeted, multimedia communications over the Internet. MindArrow Systems is a provider of web-based ASP solutions that allow companies to supplement and replace printed brochures and direct mail with electronic multimedia messages. Patent-pending technologies enable sales and marketing organizations to deliver and track targeted interactive messages incorporating high quality video, audio and graphics.


MindArrow's rapidly growing customer base includes over 100 leading companies including Hewlett-Packard, Lucent Technologies, Oracle, Viacom, Bank of New York, USA Networks, Publicis, Toyota and the Marriott Corporation. MindArrow's solutions augment traditional customer relationship management (CRM) systems by establishing a more effective line of communication between a company and its customers - delivering the right message at the right time to the right audience.


About Twelve Horses

Twelve Horses is a communications company that provides businesses with innovative messaging solutions that help build and strengthen customer relationships through strategic literature-distribution processes. Through web-based applications, businesses are empowered to create and deliver personalized electronic messages, along with digital versions of customer-requested literature. Twelve Horses offers businesses an efficient platform for improving customer communications efforts. Twelve Horses' global headquarters are in Dublin, Ireland, with North American operations in Salt Lake City, Utah.


Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and MindArrow Systems intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the expectation that the proposed acquisition will accelerate MindArrow Systems' revenue growth, expand its customer base, and enable more rapid expansion into the European market. MindArrow Systems cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to (i) the possible failure of the parties to negotiate and sign an agreement on substantially the terms as set forth in the letter of intent, or at all, (ii) the possible failure to occur of any of the conditions to closing which would be set forth in the acquisition agreement, (iii) the possible failure or refusal by the applicable Irish regulatory authorities to approve the transaction, (iv) the possible failure of MindArrow Systems to successfully integrate its product offerings with those of Twelve Horses, and (v) potential difficulties of marketing in the European market. Information on additional factors that could affect MindArrow Systems and its financial results are included in MindArrow Systems' filings with the Securities and Exchange Commission, including MindArrow Systems' annual report on Form 10-K for the fiscal year ended September 30, 2000. MindArrow Systems undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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